                                                                     EXHIBIT 4.5



THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY, ENCUMBRANCES AND VOTING IMPOSED BY THE AMENDED AND RESTATED STOCK BUY AND SELL AGREEMENT, DATED THE 10TH DAY OF JULY, 1992, INCLUDING ANY AMENDMENTS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION, AND THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE A COPY OF SUCH AGREEMENT UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

300,000 Shares of Common Stock                                     Warrant No. 1

                                    WARRANT
                          To Purchase Common Stock of
                             MEDICAL ALLIANCE, INC,

                                    General

         Laser Support Services, Inc. and Satana Corporation entered into a Warrant to Purchase Common Stock in Laser Support Services, Inc. and Stock Repurchase Agreement, dated and exercisable commencing January 17, 1991 (the "Original Warrant Agreement"). Medical Alliance, Inc., f/n/a Laser Support Services, Inc. has entered into an agreement with Mapleleaf Capital, Ltd., a Texas limited partnership ("Mapleleaf"), pursuant to which Mapleleaf shall acquire Series A Convertible Preferred Stock of Medical Alliance, Inc. (the "Preferred Stock Acquisition"). Mapleleaf has required, as a condition precedent to the Preferred Stock Acquisition, that the Original Warrant Agreement be modified, and Medical Alliance, Inc. has, therefore, requested that Satana Corporation consent to such requested modification. Satana Corporation has agreed to modify the Original Warrant Agreement in the manner set forth herein. Now, therefore, in consideration of the modification of the Original Warrant Agreement, and the payment by Satana Corporation of additional consideration in the amount of $100.00, the receipt and sufficiency of which are hereby acknowledged, the Original Warrant Agreement is modified to read in full as set forth herein.

         1. Grant of Warrant. THIS IS TO CERTIFY THAT Satana Corporation, or its registered assigns ("Holder"), is entitled to exercise this Warrant to purchase from Medical Alliance, Inc., f/n/a Laser Support Services, Inc., a Texas corporation (the "Company"), Three Hundred Thousand (300,000) shares of fully paid, non-assessable common stock, par value $0.002 per share, of the Company (the "Common Stock"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. Unless otherwise specifically stated herein, any capitalized terms not defined herein shall have the meanings set forth in that certain Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), entered into between the Company and Mapleleaf. The Company acknowledges that the payment by Holder is fair and full consideration for the rights granted to Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of Holder contained herein and in the Stock Purchase Agreement, the value of this Warrant is contingent, speculative and uncertain.

         2. Exercise Price. The exercise price per share of Common Stock shall be as follows:

                 (a) The Holder shall have the right to purchase 60,000 shares of Common Stock for the price of $1.00 per share (the "$1.00 Shares"); and

                 (b) The Holder shall have the right to purchase 240,000 shares of Common Stock for the price of $2.00 per share (the "$2.00 Shares").

         3. Exercise. This Warrant may be exercised at any time or from time to time on or after the date of issuance until (i) with respect to the $1.00 Shares, July 10, 1995 (the "$1.00 Shares Expiration Date"), or (ii) with respect to the $2.00 Shares, December 31, 1997 (the "$2.00 Shares Expiration Date"). In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 5005 LBJ Freeway, Suite 1370, Dallas, Texas 75244, or at such other office as shall be designated by the Company to the Holder in writing, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise,
(ii) cash or cash equivalent payable to the order of the Company in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise and (iii) this Warrant, accompanied by a subscription for Common Stock to be purchased in the form of the Subscription attached hereto as Exhibit A. Upon receipt thereof the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder, or such other name as shall be designated in said notice, in which latter case the Holder shall be responsible for any applicable issue or transfer taxes. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that said notice, together with said payment and this Warrant and the Subscription are received by the Company as aforesaid. The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, such Holder shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which this Warrant is surrendered to the Company in accordance with the immediately preceding sentence, If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant. In addition, the Holder of this Warrant, by its acceptance hereof, agrees that as a condition of the Company issuing to such Holder, or its designee, shares of Common Stock, that such Holder, or its designee (as the case may be) shall be required to become a party to that certain Amended and Restated Stock Buy and Sell Agreement (the "Shareholders' Agreement") of the Company, dated July 10, 1992, as it may be amended from time to time.

         4. Taxes. The issuance of any shares of Common Stock or other certificates upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.

         5. Transfer. Subject to the provisions of the legend on the face of this Warrant, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

         6. Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share of Common Stock, the Company shall pay a cash adjustment for such fraction equal to the equivalent market price for such fractional share (as determined in the manner prescribed by the Board of Directors) at the close of business on the exercise date.

         7.      Registration Rights.

                 (a) Optional Registrations. If the Company decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") is applicable), the Company will promptly give written notice to the Holder, and the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities (as defined in Section 7.(d)) which the Holder requests be included in such registration by a written notice delivered to the Company within thirty (30) days after the notice given by the Company, subject to the Holder's acceptance of the terms of the underwriters, including the initial public offering price and the discounts and commissions, as agreed upon by the Company and the managing underwriter selected by it.

                 If the registration involves an underwritten public offering, the Company will not be required to register Registrable Securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering. If any Registrable Securities are not included for this reason, the Company will permit the Holder to include all shares requested to be included in the registration on a pro rata basis, based upon Common Stock owned or obtainable by such Holder.

                 If the Company elects to terminate any registration filed under this Section 7.(a), the Company will have no obligation to register the securities sought to be included by the Holder in such registration. For each registration and offering effected pursuant to this Section 7.(a), all expenses of the registration and offering (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder) and the reasonable fees and expenses of one (1) independent counsel for the Holder will be borne by the Company.

                 (b) Required Registrations. If, pursuant to Section 8.2 of the Stock Purchase Agreement, one or more of the Investors holding at least fifty percent (50%) of the Conversion Shares notifies the Company in writing that such Investor(s) intend to offer for public sale at least forty-five percent (45%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, the Company will notify Holder of its receipt of such notification. Upon the written request of Holder delivered to the Company within fifteen (15) days after delivery from the Company of such notification, the Company will use its best efforts to cause the Registrable Securities as may be requested by Holder and those Investors timely requesting inclusion in the registration, to be included in a registration statement under the Securities Act. All expenses of the first registration pursuant to this
Section 7.(b) and the reasonable fees and expenses of one (1) independent counsel for the Holder and the Investors will be borne by the Company (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder). The Holder will bear its pro rata share

(based upon the securities included in the registration) of reasonable fees and expenses associated with any subsequent registration pursuant to this Section 7.(b). The Company will not be required to file more than two (2) registration statements pursuant to this Section 7.(b), and will not be required to file any registrations under this section until June 30, 1994, unless the Company has already filed a registration statement under the Securities Act prior to such period. This Section will not apply to requests for registration on Form S-3 (or successor form) which will be governed by Section 7.(c).

                 (c) Forms S-3. Once the Company is eligible to effect a registration of its securities under Form S-3 (or a successor form), the Holder will have the right to request, and the Company shall use its best efforts to effect, registrations of shares of the Holder's Registrable Securities on Form S-3 (but no more than one such registration during any one fiscal year) as long as the Holder notifies the Company of its desire to register at least 43,500 shares of Common Stock and the aggregate proposed offering price (based upon the current market price of the Common Stock) is not less than $500,000.00 for each registration.

                 The Company will give notice to the Holder of any request by Investor(s) for registration pursuant to Section 83 of the Stock Purchase Agreement. Upon the written request of the Holder delivered to the Company within fifteen (15) days after delivery from the Company of such notification, the Company will use all reasonable efforts to cause the registration of all shares of Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder. All expenses incurred in connection with the registration requested pursuant to this Section or Section 8.3 of the Stock Purchase Agreement, including the reasonable fees and expenses of one (1) independent counsel for the Holder, will be borne by the Company (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder).

                 (d) Registrable Securities. For the purposes of this Section, the term "Registrable Securities" will mean any shares of Common Stock held by the Holder or issuable upon exercise of this Warrant, and any other shares or equity securities distributable on, with respect to, or in substitution for such Registrable Securities, except for those that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

                 (e) Procedure for Registration. Whenever the Company is required under this Warrant (or pursuant to the Stock Purchase Agreement) to register Common Stock, it agrees to do the following:

                          (i)     Use all reasonable efforts to prepare
promptly for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus as may be necessary to declare or keep the registration statement effective and to comply with the provisions of the Securities Act for the period necessary to complete the proposed public offering, but not for more than 180 days;

                          (ii)    Furnish to the Holder such copies of each
preliminary and final prospectus and such other documents as the Holder may reasonably request to facilitate the public offering of its Registrable Securities;

                          (iii)   Enter into any underwriting agreement with
provisions reasonably required by the proposed underwriter for the Holder, if any;

                          (iv)    Use all reasonable efforts to register or
qualify the Common Stock covered by the registration statement under the securities or "blue-sky" laws of such jurisdictions as the Holder may reasonably request, although the Company will not have to register in any states that require it to qualify to do business or subject itself to general service of process, and for a registration required under Section 7.(a), the Company will not be required to register in more states than is necessary to permit the sale of the securities; and

                          (v)     The Company is not required to file a
registration statement within ninety (90) days following the effective date of any other registration statement initiated by the Company. The Company may postpone the filing of any registration statement required under Sections 7.(b) or 7.(c) for a reasonable period of time, not to exceed ninety (90) days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material fact, and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company.

                 (f) Indemnification. Subject to applicable law, the Company will indemnify the Holder holding Registrable Securities included in the registration statement, and each person controlling it, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities to the extent they arise out of or are based upon an untrue statement or omission based upon information furnished in writing to the Company by the Holder, or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to the Company by the Holder, such person will indemnify the underwriters, the Company, its directors and officers, the other persons selling securities under the registration statement and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission (including those incurred in connection with investigating or defending against such claims).

                 (g) Rule 144 Requirements. If the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, the Company will use all reasonable efforts to file with the Commission such information as the Commission may require and will use all reasonable efforts to make available Rule 144 under the Securities Act (or any successor exemptive rule).

                 (h) Obligations in a Registration. The Holder, if its Registrable Securities are included in any registration agrees to furnish such information regarding it and the securities sought to be registered as the Company may reasonably request in connection with the registration, qualification or compliance. If the registration involves an underwriter, the Holder agrees, upon the request of such underwriter, not to sell any unregistered securities of the Company for a period of ten (10) days prior to or ninety (90) days following the effective date of the registration statement for such offering.

         8. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

         9. Covenants of Issuer. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         10. Investment Representations. The Holder of the Warrant, by acceptance hereof, and with reference to the Warrant and the shares of Common Stock, issuable upon exercise of the Warrant, represents and warrants that the Holder is acquiring such securities for the Holder's own account for investment and not with a view to or in connection with any offering or distribution, and the Holder has no present intention of selling or otherwise disposing of such securities.

         11.     Agreement of Company to Repurchase Stock.

                 (a) The Company hereby grants to the Holder the right and option, exercisable in the sole discretion of the Holder, to require the Company to repurchase all or a portion of the $2.00 Shares in the Company acquired or which may be acquired by the Holder pursuant to this Warrant, up to a maximum of 240,000 shares of Common Stock, at the Repurchase Value Per Share established in accordance with Section 11.(b). Such option shall hereinafter be referred to as the "$2.00 Share Repurchase Option." This $2.00 Share Repurchase Option may be exercised in whole or in part by the Holder.

                 (b) The Company shall on or before March 31, 1998, determine and deliver written notice to the Holder of the Repurchase Value Per Share of the Common Stock of the Company, as of December 31, 1997, such Repurchase Value Per Share to be determined, subject to the optional appraisal provisions set forth in this Section 11.(b), in accordance with Exhibit "B." The notice of the Company setting forth the Repurchase Value Per Share shall be accompanied by a statement of a firm of independent certified public accountants acceptable to the Holder to the effect that such firm concurs in the Company's calculation of the Repurchase Value Per Share. The notice of Repurchase Value Per Share provided to the Holder shall specify in sufficient detail the manner in which such calculation was arrived at, including therewith the financial data arrived at in making such calculation. The Holder shall, in addition, be provided with access to the books and records of the Company in order to verify such calculation. If, with respect to any determination of the repurchase value per share in accordance with Exhibit "B," either the Company or the Holder disagrees with the valuation as so determined, then such party may require the purchase price with respect to such year to be the fair market value as determined by an independent appraiser mutually acceptable to the Company and the Holder. The cost of such appraisal shall be paid by the party requesting such appraisal. If the Company and the Holder cannot agree on an appraiser, then each of the Company and the Holder wishing to sell shall have the right to designate an appraiser at its own expense, and such appraiser shall jointly select a third appraiser, whose cost shall be shared equally by the Company and the Holder, The appraisal of fair market value which is neither the highest nor lowest shall be binding on the parties for the purposes of this
Section 11. Such appraisal shall be finalized and the Holder notified of the results thereof on or before April 30, 1998.

                 (c) The Holder may exercise its $2.00 Share Repurchase Option in whole or in part, during the Option Period. The Option Period shall commence on May 1, 1998 and terminate on June 30, 1998.

The $2.00 Share Repurchase Option may be exercised by the Holder at any time during the Option Period by delivering written notice of such election to the Company, such notice to be substantially in the form of the Repurchase Election attached hereto as Exhibit "C," setting forth therein the number of shares of the Holder required to be repurchased by the Company. The purchase price shall be the Repurchase Value Per Share multiplied by the number of shares which the Holder requires the Company to repurchase. The purchase price shall be paid wholly in cash, by certified check, or in other immediately available funds on the earlier of (i) July 15, 1998 or (ii) the date that the Company repurchases from Mapleleaf the Remaining Shares pursuant to Section 9 of the Series A Convertible Preferred Stock Purchase Agreement dated July 10, 1992, by and among the Company and Mapleleaf.

                 (d) The Company shall take such action as is necessary in order to create and maintain sufficient corporate funds to enable the Company to legally purchase the shares it may be required to purchase pursuant to this Section.

                 (e) Notwithstanding the foregoing, the $2.00 Share Repurchase Option provided for in this Section 11 shall terminate upon the successful consummation of a Qualified Public Offering, as such term is defined in Article 4, Section B(4)(b)(i) of the Company's Articles of Incorporation, as amended.

         12. Miscellaneous Representations and Warranties. The Company hereby represents and warrants that, as of the date of the execution of this Warrant, the following are true and correct:

                 (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas;

                 (b) The execution, delivery, and performance by the Company of this Warrant has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of the stockholders of the Company, (b) contravene the Company's charter or bylaws;
(c) result in a breach of or constitute a default under any promissory note, mortgage, indenture, loan, or credit agreement, or any other agreement or instrument to which the Company is a party.

                 (c) This Warrant is a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

         13. Rights are Cumulative. The parties understand and agree that irreparable injury would be caused to the Holder and the Company by failure to comply with the terms of this Agreement, and that in the event of any actual or threatened default in or breach of any of the provisions in this Agreement, the party which is aggrieved thereby shall have the right to specific performance and/or an injunction, as well as monetary damages and any other appropriate relief in law or in equity which may be granted by any court in the United States of America, and that all such rights and remedies shall be cumulative and exclusive.

         14. No Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability, or constitute a waiver of future enforcement, of that provision or of any other provision of this Agreement by that party or any other party.

         15. Amendment. This agreement may be amended or revoked only by the written consent of all of the parties at the time of such amendment or revocation.

         16. No Usury. No attribute of this Warrant is intended to be and shall not be deemed to constitute interest or amounts paid for the use, forbearance or detention of money. The Company and Holder both acknowledge that the value, if any, of the rights of the Holder pursuant to this Warrant is entirely speculative and that it is impossible to determine at this time the value, if any, of any rights of the Holder pursuant to this Warrant. It is possible that the rights of the Holder either to acquire shares hereunder, or to require repurchase of such shares, could, in fact, be of no value. While it is the specific intention of both parties hereto that any rights granted to the Holder pursuant to this Agreement shall not be deemed to constitute interest, it is nevertheless agreed that all agreements between Company and Holder hereunder and with respect to the loan transaction entered into between Satana Corporation and the Company, of even date herewith, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, hereunder or thereunder to Satana Corporation for the use, forbearance, or detention of any money to be loaned to the Company, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum contractual amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or thereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto (and after spreading, allocating, or prorating all funds paid or to be paid as interest or construed to be interest as permitted by applicable law), the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Satana Corporation shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing with respect to any loan or on account of any other indebtedness and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such indebtedness, such excess shall be refunded to the Company.

         17. Notices and Demands. Any notice or demand which is required will be deemed to have been sufficiently received (except as otherwise provided) three (3) days after being sent by certified or registered mail postage and charges prepaid, return receipt requested, or one day after sent by overnight delivery providing receipt of delivery, to the following addresses:

         Medical Alliance, Inc.
         5005 LBJ Freeway, Suite 1370
         Dallas, Texas 75224

         Satana Corporation
         P. 0. Box 9313
         Amarillo, Texas 79105

         The address of a party may be changed only by delivering written notice of such changes of address to all other parties, in the manner provided for herein.

         18. Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the invalid or unenforceable provision shall be modified to the extent necessary to make it valid and enforceable; provided that no such modification shall be effective if it materially changes the economic benefit of this Agreement to any party.

         19. Applicable Law. THIS WARRANT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN TEXAS, AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT, EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE.

         20. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and, be binding upon the successors and permitted assigns of the Company and the Holder hereof and, shall be enforceable by any such Holder.

         21. Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

         DATED as of July 10, 1992.


                             MEDICAL ALLIANCE, INC.



                             By:      /s/ Thomas A. Montgomery
                                     ---------------------------------
                             Title:   Secretary
                                     ---------------------------------


                             SATANA CORPORATION


                             By:      /s/ Morris G. Moreland
                                     ---------------------------------
                                      Morris G. Moreland, Vice President

                                 EXHIBIT "A" TO

                      WARRANT TO PURCHASE COMMON STOCK OF
                             MEDICAL ALLIANCE INC.

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

         The undersigned Registered owner of this Warrant irrevocably exercises this warrant for and purchases shares of Common Stock of Medical Alliance, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________________________ whose address is
____________________________ and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         DATED: _______________________, 19___.



                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------

                                       Address:
                                               --------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                 EXHIBIT "A-1"

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                            No. of Shares
Name & Address of Assignee                                  Common Stock
- --------------------------                                  ------------




and does hereby irrevocably constitute and appoint as Attorney
______________________________ to register such transfer on the books of
___________________________________ maintained for the purpose, with full power of substitution in the premises.

         DATED:__________________,19___.

                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.


         The Assignee named above, by acceptance of this assignment, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereto.



                                         --------------------------------------
                                         (Signature)


                                         --------------------------------------
                                         (Address)



                                         --------------------------------------
                                         Dated:

                                 EXHIBIT "B" TO

                      WARRANT TO PURCHASE COMMON STOCK OF
                             MEDICAL ALLIANCE, INC.


         The Repurchase Value Per Share of the Common Stock of the Company shall be determined as set forth below. The Repurchase Value Per Share shall equal the value of the Company utilizing the capitalized excess earnings approach, divided by the number of shares of Common Stock issued and outstanding as of the date of such determination (i.e., December 31, 1997). The following principles shall apply in making the determination of Repurchase Value Per Share, as illustrated below:

         (a) Generally accepted accounting principles shall be utilized in the determination of shareholders' equity.

         (b) The average shareholders' equity for the year for which the determination is being made, shall be the average of the shareholders' equity of the Company on the first day of the year (January 1, 1997) and on the final day of the year (December 31, 1997).

         (c) A rate of return of ten percent per annum on the average shareholders' equity for the respective year shall be utilized in determining the "fair return on average shareholders' equity."

         (d) Net income shall be determined in accordance with generally accepted accounting principles. It is the intention of the parties, in this respect, that net income shall be calculated on an "after tax" basis. Therefore, if, at the time of the determination of the Repurchase Value Per Share the Company is an "S" Corporation, then net income shall be calculated by taking into account the federal income taxes that would be incurred if the Company had been a "C" Corporation.

         (e) The excess earnings of the Company shall be capitalized at the rate of 15% as demonstrated in the computation set forth below.

         (f)     The computed value of the Company shall be the sum of lines
(b) + (g).

Note:    The amounts utilized in illustrating the application of the formula for computation of the Repurchase Value Per Share are assumed values for purposes of the illustration of the mechanics of the formula. Likewise, it was assumed, for purposes of the illustration of the mechanics of the formula only, that the total outstanding shares as of the date of such determination were the amounts shown. The actual values to be utilized in applying the formula, and the actual number of shares issued and outstanding, will depend upon the actual status of the Company at the time of determination, the results of which cannot be forecast in advance.

                             MEDICAL ALLIANCE, INC.

                      COMPUTATION OF VALUE OF CORPORATION
                      CAPITALIZED EXCESS EARNINGS APPROACH

(a)      Shareholders' Equity at beginning of the year              12,154,952
(b)      Shareholders' Equity at end of the year                    20,163,580
(c)      Average shareholders' equity for the year [(a+b)/2]        16,159,266
(d)      Fair return on net book value at 10% (c x .10)              1,615,927
(e)      Net income for the year ended December 31, 19xx             7,889,097
                                                                     ---------
(f)      Excess earnings (e-d)                                       6,273,170
(g)      Excess earnings capitalized at 15% (f/.15)                41,821,9136
(h)      Shareholders' equity at the end of the year                20,163,580
                                                                    ----------
(i)      Computed value of the Company (b + g)                      61,984,716
                                                                    ==========
(j)      Total issued and outstanding shares                           108,033
(k)      Computed Repurchase Value Per Share (h/i)                $     573.76
                                                                  ============

                                 EXHIBIT "C" TO
                      WARRANT TO PURCHASE COMMON STOCK OF
                             MEDICAL ALLIANCE, INC.

                 FORM OF $2.00 SHARE REPURCHASE OPTION ELECTION

         The undersigned, hereby elects, pursuant to Section ______ of the Warrant to Purchase Common Stock in Medical Alliance, Inc. and Stock Repurchase Agreement, to require the Company to repurchase from the undersigned ____________________________ Common Shares of Medical Alliance, Inc. (the "Company"), and hereby directs the Company to make payment of the Repurchase Value Per Share of $__________________ per share therefor, for an aggregate price of $_______________________. The Company shall pay the entire purchase price in cash, by certified check, or in other immediately available funds.

         Dated:___________________________, 199___.


                                          SATANA CORPORATION


                                          By:
                                             ----------------------------------